UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2011
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment No. 5 to Receivables Purchase Agreement
On May 31, 2011, the Company and the other parties thereto entered into Amendment No. 5 (“Amendment No. 5”) to that certain Receivables Purchase Agreement, dated as of April 7, 2009 (as amended, the “Receivables Facility Agreement”). Amendment No. 5 extends the term of the facility to May 30, 2014, subject to possible earlier termination upon the occurrence of certain events. Pricing continues to be based on the Alternate Base Rate, a LIBOR market index rate or LIBOR for a specified tranche period plus a margin, but the margin has been reduced from 1.75% under the prior facility to 1.00% under the amended facility. This margin will increase to 1.25% if the Company does not maintain a public debt rating of at least BB+/Ba1/BB+ from any two of Standard & Poor’s, Moody’s or Fitch. In addition, a monthly unused fee is payable to the purchasers. Amendment No. 5 also modifies or eliminates certain of the financial covenants under the Receivables Facilities Agreement. Under the terms of the amended leverage ratio covenant, the Company may not permit its consolidated indebtedness calculated on the last day of each fiscal quarter to exceed 60% of the sum of such indebtedness and the Company’s consolidated shareholders’ equity on such date, increasing the prior covenant from 55% of such amount. The interest coverage ratio covenant continues to require that the Company not permit the ratio, calculated at the end of each fiscal quarter for the four fiscal quarters then ended, of EBITDA to interest expense for such period to be less than 3.5:1. Finally, the fixed charge coverage ratio covenant under the prior facility has been deleted. The financial tests that remain in the Receivables Facility Agreement are substantially identical to the financial covenants already contained in the Company’s revolving credit facility.
The foregoing discussion of Amendment No. 5 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 5, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 to Receivables Purchase Agreement, dated May 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)
Date June 6, 2011	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 5 to Receivables Purchase Agreement, dated May 31, 2011.